SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported):
                         July 13, 2004 (July 12, 2004)

                            Loehmann's Holdings Inc.
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)




               000-31787                                 13-4129380
       (Commission File Number)           (IRS Employer Identification No.)



       2500 Halsey Street, Bronx, NY                     10461
  (Address of Principal Executive Offices)             (Zip Code)

       Registrant's telephone number, including area code: (718) 409-2000

                                 Not Applicable
         (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS

         On July 12, 2004, Loehmann's Holdings Inc., a Delaware corporation ("Loehmann's" or the "Company") entered into an amendment (the "Amendment"), the text of which is attached hereto as Exhibit 2.1 and incorporated herein by reference, to the Agreement and Plan of Merger, dated as of April 22, 2004, by and among the Company, Designer Apparel Holding Company, a Delaware corporation ("Parent"), and DAH Merger Corporation, a Delaware corporation (the "Merger Agreement"). The Amendment provides that, at the election of Parent, the senior managers set forth in the Amendment may, if they qualify as accredited investors, be permitted to roll over a portion of their existing Loehmann's options into options in the surviving corporation. Parent may permit each such eligible senior manager to elect to roll over up to that number of options with an aggregate "option value" equal to 10% of the consideration which such senior manager would be entitled to receive in the merger for such senior manager's options, with the option value being equal to the difference between $23.00 and the exercise price of the options to be rolled over.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.

(a) - (b) Not applicable

(c) Exhibits.

2.1 First Amendment to Merger Agreement, dated July 12, 2004, amending the Agreement and Plan of Merger, dated April 22, 2004, by and among Loehmann's Holdings Inc., Designer Apparel Holding Company and DAH Merger Corporation.


EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
----------        -----------

2.1 First Amendment to Merger Agreement, dated July 12, 2004, amending the Agreement and Plan of Merger, dated April 22, 2004, by and among Loehmann's Holdings Inc., Designer Apparel Holding Company and DAH Merger Corporation.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 13, 2004
                                   LOEHMANN'S HOLDINGS INC.


                                   By: /s/ Robert Glass
                                       -------------------------
                                        Name:  Robert Glass
                                        Title: Chief Operating Officer, Chief
                                        Financial Officer and Secretary